As filed with the Securities and Exchange Commission on September 8, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PULASKI FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Missouri	48-1816913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Olive Boulevard
St. Louis, Missouri 63141
(314) 878-2210
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary W. Douglass
President and Chief Executive Officer
Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141
(314) 878-2210
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Paul M. Aguggia, Esq.
Aaron M. Kaslow, Esq.
Kilpatrick Stockton LLP
Suite 900
607 14th Street, N.W.
Washington, D.C. 20005
(202) 508-5800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-128997

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share	109,718	(1)	$7.82	(2)	$857,994	(2)	$48

(1)
Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pulaski Financial Corp. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant pursuant to 17 C.F.R. § 230.416(a).

(2)
Estimated solely to calculate the amount of the registration fee.  Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the price per share is estimated to be $7.82 based upon the average of the high and how prices of the Registrant’s  common stock, $0.01 par value per share as reported on the Nasdaq Global Select Market on September 2, 2009.

Pursuant to Rule 462(b) under the Securities Act, this Registration Statement becomes effective automatically upon filing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The contents of the previously filed Registration Statement for Pulaski Financial Corp. dated October 14, 2005 (Registration No. 333-128997), are hereby incorporated by reference.  This registration statement is being filed to register 109,718 additional shares of Pulaski Financial Corp. common stock for the Pulaski Financial Corp. Dividend Reinvestment and Stock Purchase Plan.

Item 16.   List of Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-3 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

5	Opinion of Kilpatrick Stockton LLP, Washington, DC, as to the legality of the Common Stock registered hereby.

10.1	Pulaski Financial Corp. Dividend Reinvestment and Stock Purchase Plan.(1)

23.1	Consent of Kilpatrick Stockton LLP (contained in the opinion included as Exhibit 5).

23.2	Consent of KPMG LLP.

24	Power of Attorney is located on the signature pages.

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-3 filed with the SEC on October 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pulaski Financial Corp. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 8, 2009.

PULASKI FINANCIAL CORP.

By:	/s/ Gary W. Douglass
Gary W. Douglass
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gary W. Douglass and Paul J. Milano as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-3 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Gary W. Douglass	President, Chief Executive Officer	September 8, 2009
Gary W. Douglass	and Director
(principal executive officer)

/s/ Paul J. Milano	Chief Financial Officer	September 8, 2009
Paul J. Milano	(principal financial and
accounting officer)

/s/ Stanley J. Bradshaw	Chairman of the Board	September 8, 2009
Stanley J. Bradshaw

/s/ William M. Corrigan, Jr.	Director	September 8, 2009
William M. Corrigan, Jr.

William A. Donius	Director	September 8, 2009
William A. Donius

/s/ Leon A. Felman	Director	September 8, 2009
Leon A. Felman

/s/ Michael R. Hogan	Director	September 8, 2009
Michael R. Hogan

/s/ Timothy K. Reeves	Director	September 8, 2009
Timothy K. Reeves

/s/ Steven C. Roberts	Director	September 8, 2009
Steven C. Roberts

/s/ Lee S. Wielansky	Director	September 8, 2009
Lee S. Wielansky

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

5	Opinion of Kilpatrick Stockton LLP	Filed herewith.

10.1	Pulaski Financial Corp. Dividend Reinvestment and Stock Purchase Plan	Incorporated herein by reference.

23.1	Consent of Kilpatrick Stockton LLP	Contained in Exhibit 5 hereof.

23.2	Consent of KPMG LLP	Filed herewith.

24	Power of Attorney	Located on the signature page.